Exhibit 99.1

ZAGG INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

(Unaudited)

	September 30,	December 31,
	2017	2016

ASSETS

Current assets:
Cash and cash equivalents	$11,394	$11,604
Accounts receivable, net of allowances of $1,221 in 2017 and $824 in 2016	96,830	83,835
Inventories	72,005	72,769
Prepaid expenses and other current assets	3,531	3,414
Income tax receivable	138	2,814
Total current assets	183,898	174,436

Property and equipment, net of accumulated depreciation of $20,950 in 2017 and $18,371 in 2016	15,066	17,755
Goodwill	12,272	12,272
Intangible assets, net of accumulated amortization of $63,596 in 2017 and $55,298 in 2016	42,286	53,362
Deferred income tax assets	44,652	50,363
Other assets	1,635	2,541
Total assets	$299,809	$310,729

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$82,742	$85,022
Accrued liabilities	23,825	22,216
Sales returns liability	29,342	28,373
Accrued wages and wage related expenses	5,649	6,169
Deferred revenue	214	273
Line of credit	16,264	31,307
Current portion of long-term debt, net of deferred loan costs of $65 in 2017 and 2016	6,185	10,484
Total current liabilities	164,221	183,844

Noncurrent portion of long-term debt, net of deferred loan costs of $92 in 2017 and $141 in 2016	9,283	9,623

Total liabilities	173,504	193,467

Stockholders' equity:
Common stock, $0.001 par value; 100,000 shares authorized; 34,057 and 33,840 shares issued in 2017 and 2016, respectively	$34	$34
Additional paid-in capital	95,106	92,782
Accumulated other comprehensive loss	(944)	(2,114)
Treasury stock, 6,065 and 5,831 common shares in 2017 and 2016 respectively, at cost	(37,636)	(36,145)
Retained earnings	69,745	62,705

Total stockholders' equity	126,305	117,262
Total liabilities and stockholders' equity	$299,809	$310,729

ZAGG INC AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016

Net sales	$134,398	$124,662	$342,571	$286,928
Cost of sales	86,006	81,516	229,749	189,180
Gross profit	48,392	43,146	112,822	97,748

Operating expenses:
Advertising and marketing	2,627	3,389	7,703	8,578
Selling, general and administrative	26,720	25,607	78,727	70,243
Loss on disputed mophie purchase price	-	24,317	-	24,317
Transaction costs	96	145	611	2,467
Impairment of intangible asset	-	-	1,959	-
Amortization of long-lived intangibles	3,014	2,398	9,040	9,909
Total operating expenses	32,457	55,856	98,040	115,514

Income (loss) from operations	15,935	(12,710)	14,782	(17,766)

Other income (expense):
Interest expense	(417)	(575)	(1,527)	(1,367)
Other income (expense)	18	(81)	67	(272)
Total other expense	(399)	(656)	(1,460)	(1,639)

Income (loss) before provision for income taxes	15,536	(13,366)	13,322	(19,405)

Income tax (provision) benefit	(5,760)	6,261	(6,281)	7,963

Net income (loss)	$9,776	$(7,105)	$7,041	$(11,442)

Earnings (Loss) per share:
Basic earnings (loss) per share	$0.35	$(0.25)	$0.25	$(0.41)
Diluted earnings (loss) per share	$0.34	$(0.25)	$0.25	$(0.41)

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ZAGG INC AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP

(Unaudited)

Unaudited Supplemental Data

The following is not a financial measure under generally accepted accounting principals (GAAP). In addition, this should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as a measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

Adjusted EBITDA Reconciliation		Three months ended		Nine months ended
		September 30,	September 30,	September 30,	September 30,
		2017	2016	2017	2016

Net income (loss) in accordance with GAAP		$9,776	$(7,105)	$7,041	$(11,442)

Adjustments:

a.	Stock based compensation expense	899	1,386	2,535	3,679
b.	Depreciation and amortization	5,486	4,989	16,505	16,484
c.	Other (income) expense	399	656	1,460	1,639
d.	Impairment of intangible asset	-	-	1,959	-
e.	mophie transaction costs	96	145	611	2,467
f.	mophie fair value inventory write-up related to acquisition	-	(739)	-	2,586
g.	mophie restructuring charges	-	138	437	1,201
h.	mophie employee retention bonus	-	300	346	500
i.	Loss on disputed mophie purchase price	-	24,317	-	24,317
j.	Income tax benefit	5,760	(6,261)	6,281	(7,963)
Adjusted EBITDA		$22,416	$17,826	$37,175	$33,468

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